UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 15, 2020 (April 13, 2020)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (972) 775-9801

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	EBF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01   Entry into a Material Definitive Agreement

Amendments to Credit Agreement

Ennis, Inc. (the “Company”) entered into a Seventh Amendment to Second Amended and Restated Credit Agreement, dated April 13, 2020, among the Company, each of the co-borrowers party thereto, the lenders party thereto and Bank of America, National Association, as the administrative agent (the “Seventh Amendment”), which amended the Company’s existing revolving credit facility (as amended, the “Credit Facility”).

The Seventh Amendment extended the maturity date of the Credit Facility to November 11, 2021. The Credit Facility continues to provide the Company and its subsidiaries with up to $100 million in revolving credit, as well as a $20 million sublimit for the issuance of letters of credit and a $15 million sublimit for swingline loans.  The Company or its subsidiaries may also request an increase in aggregate commitments under the Credit Facility up to three times in an aggregate amount not to exceed $50 million.  The Credit Facility is secured by substantially all of the Company’s domestic assets (other than real property) and the capital stock of its subsidiaries.

The Credit Facility continues to provide that: (i) the Company’s net leverage ratio may not exceed 3.00:1.00, (ii) the Company’s fixed charge coverage ratio may not be less than 1.25:1.00, and (iii) the Company may make dividends or distributions to shareholders so long as no event of default has occurred and is continuing and the Company’s net leverage ratio both before and after giving effect to any such dividend or distribution is equal to or less than 2.50:100.

The foregoing summary of the Seventh Amendment, which includes other customary terms, conditions and restrictions, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such amendment, a copy of which is filed as Exhibit 10.1.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a

                   Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1

Seventh Amendment to Second Amended and Restated Credit Agreement, effective as of April 13, 2020, by and among Ennis, Inc., each of the co-borrowers party thereto, each of the lenders party thereto, and Bank of America, N.A., in its capacity as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: April 15, 2020	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr
Chief Financial Officer